Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On August 31, 2011, ValueClick, Inc. ("ValueClick" or the "Company") completed the acquisition of Dotomi, Inc. ("Dotomi"), a leading provider of data-driven, intelligent display media for major retailers. Under the terms of the agreement, the Company acquired all outstanding equity interests in Dotomi for total consideration of $288.1 million, consisting of cash consideration of $171.8 million, 7.1 million shares of the Company's stock valued at $109.4 million, and approximately 0.5 million shares of fully vested stock options assumed valued at $6.9 million. In addition, ValueClick assumed approximately 0.4 million unvested shares of restricted stock and 0.5 million unvested options to purchase shares of ValueClick common stock.

The following unaudited pro forma condensed combined statements of operations combine the historical results of operations of ValueClick and the historical operating results of Dotomi for the year ended December 31, 2010 and for the six-month period ended June 30, 2011 as if the acquisition had occurred as of January 1, 2010.

The pro forma condensed combined statements of operations should be read in conjunction with the separate financial statements and related notes thereto of ValueClick, as filed with the Securities and Exchange Commission (“SEC”) in its Form 10-K filed February 28, 2011 and its Form 10-Q filed November 9, 2011, and in conjunction with the separate financial statements and related notes thereto of Dotomi included as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this Form 8-K/A.

The consolidated balance sheet of ValueClick as of September 30, 2011 included in ValueClick’s Form 10-Q filed with the SEC on November 9, 2011 reflects the acquisition of Dotomi. As such, no pro-forma condensed combined balance sheet is included in this Form 8-K/A.

These pro-forma condensed combined results of operations are not necessarily indicative of the combined results of operations had the acquisition occurred at the beginning of the period indicated above or the future results of operations. In the opinion of ValueClick’s management, all significant adjustments necessary to reflect the effects of the merger that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to ValueClick’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

VALUECLICK, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2010
(in thousands, except per share data)

	Historical ValueClick	Historical Dotomi	Pro Forma Adjustments		Pro Forma Combined
Revenues	$430,798	$49,895	$—		$480,693
Cost of revenues	116,802	14,346	—		131,148
Gross profit	313,996	35,549	—		349,545

Operating expenses:
Sales and marketing	112,282	8,007	3,463	(A)	123,752
General and administrative	53,536	6,374	2,738	(A)	62,648
Technology	35,047	7,642	2,438	(A)	45,127
Amortization of intangible assets	20,611	—	19,206	(B)	39,817
Total operating expenses	221,476	22,023	27,845		271,344

Income from operations	92,520	13,526	(27,845)		78,201
Interest and other income (expense)	2,204	(7)	(1,099)	(C)	1,098
Income before income tax expense	94,724	13,519	(28,944)		79,299
Income tax expense (benefit)	14,120	5,831	(12,160)	(D)	7,791
Income from continuing operations	80,604	7,688	(16,784)		71,508

Loss from discontinued operations	(134)	—	—		(134)
Gain on sale, net of tax	10,040	—	—		10,040
Net income (loss)	$90,510	$7,688	$(16,784)		$81,414

Basic net income per common share	1.11				0.91
Diluted net income per common share	1.10				0.90

Weighted-average shares outstanding - Basic	81,615		7,481	(E)	89,096
Weighted-average shares outstanding - Diluted	82,334		7,681	(E)	90,015

See accompanying notes to the unaudited pro forma condensed combined financial statements.

VALUECLICK, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
Six-Month Period Ended June 30, 2011
(in thousands, except per share data)

	Historical ValueClick	Historical Dotomi	Pro Forma Adjustments		Pro Forma Combined
Revenues	$241,573	$34,935	$—		$276,508
Cost of revenues	72,975	8,839	—		81,814
Gross profit	168,598	26,096	—		194,694

Operating expenses:
Sales and marketing	57,417	4,656	328	(A)	62,401
General and administrative	26,085	4,452	(96)	(A)	30,441
Technology	21,019	5,650	381	(A)	27,050
Amortization of intangible assets	11,035	—	8,528	(B)	19,563
Total operating expenses	115,556	14,758	9,141		139,455

Income from operations	53,042	11,338	(9,141)		55,239
Interest and other income (expense)	1,065	—	(371)	(C)	694
Income before income tax expense	54,107	11,338	(9,512)		55,933
Income tax expense (benefit)	20,264	4,046	(3,284)	(D)	21,026
Net income (loss)	$33,843	$7,292	$(6,228)		34,907

Basic net income per common share	0.42				0.40
Diluted net income per common share	0.42				0.39

Weighted-average shares outstanding - Basic	79,829		7,481	(E)	87,310
Weighted-average shares outstanding - Diluted	80,847		7,831	(E)	88,678

See accompanying notes to unaudited pro forma condensed combined statements of operations.

VALUECLICK, INC.
NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
NOTE 1—SUMMARY OF TRANSACTION
On August 31, 2011, ValueClick, Inc. ("ValueClick" or the "Company") completed the acquisition of Dotomi, Inc. ("Dotomi"), a leading provider of data-driven, intelligent display media for major retailers. Under the terms of the agreement, the Company acquired all outstanding equity interests in Dotomi for total consideration of $288.1 million, consisting of cash consideration of $171.8 million, 7.1 million shares of the Company's stock valued at $109.4 million, and approximately 0.5 million shares of fully vested stock options assumed valued at $6.9 million. In addition, ValueClick assumed approximately 0.4 million unvested shares of restricted stock and 0.5 million unvested options to purchase shares of ValueClick common stock.

Dotomi provides the Company with a unique set of data-driven targeting capabilities combined with expertise in brand strategy and creative development. These factors contributed to a purchase price in excess of the fair value of Dotomi's net tangible and intangible assets acquired, and, as a result, the Company has recorded goodwill in connection with this transaction. The results of Dotomi's operations are included in the Company's consolidated financial statements beginning on August 31, 2011.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on the estimated fair values, and the useful lives, in years, assigned to intangible assets, is as follows (in thousands):

Cash		$23,624
Accounts receivable and other assets		12,659
Deferred tax assets		6,080
Property and equipment		4,452
	Useful life
Amortizable intangible assets:
Customer, affiliate and advertiser relationships	5	56,860
Developed technologies and websites	4	19,880
Trademarks, trade names and domain names	5	3,570
Covenants not to compete	1	2,150
Goodwill		208,064
Total assets acquired		337,339
Deferred tax liability		(39,154)
Income taxes payable		(2,574)
Other liabilities assumed		(7,488)
Total		$288,123

The identifiable intangible assets, goodwill and deferred income taxes resulting from this acquisition are based upon preliminary valuation assumptions and may change based on final analysis. Any such change may result in reclassification between identifiable intangible assets, goodwill and deferred income taxes.

NOTE 2—PRO FORMA ADJUSTMENTS

The pro forma adjustments on the attached pro forma condensed combined statements of operations for ValueClick and Dotomi include the following:

(A)
Reflects stock-based compensation expense associated with the approximately 0.4 million shares of unvested restricted stock and 0.5 million shares of unvested stock options assumed in connection with the acquisition.

(B)	Reflects amortization expense related to the acquired intangible assets of Dotomi, calculated over the estimated useful lives on a straight-line basis.

(C)	Reflects additional net interest expense associated with utilization of the Company's cash and marketable securities as well as borrowing under the Company's credit facility to fund the cash portion of the purchase price. Debt under the Company's credit facility bears interest at the one month London Interbank Offered Rate ("LIBOR") plus an applicable margin rate of 1.50%.

(D)
Reflects the adjustment to the Company's income tax expense resulting from the pro forma impact of the transaction. The estimated income tax rates are based on the applicable enacted statutory tax rates for the periods referenced above.

(E)	Reflects additional shares and dilutive equity awards issued in connection with the acquisition.